Exhibit 10.18

REVOLVING CREDIT AND TERM LOAN AGREEMENT

                    AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of November, 2006, by and between COMVEST CAPITAL LLC, a Delaware limited liability company (the “Lender”), and UNIFY CORPORATION, a Delaware corporation (the “Borrower”).

W I T N E S S E T H :

          WHEREAS, the Borrower is engaged in the business of providing application development tools, database and business automation software solutions (collectively, the “Business Operations”); and

          WHEREAS, in order to enable the Borrower to repay in full and retire the Borrower’s existing secured loan facility and pay a portion of the cash payments required to be paid to the Seller pursuant to the Acquisition Agreement (as such terms are hereinafter defined), and for the Borrower’s working capital and other general corporate purposes, the Borrower has requested the Lender to extend to the Borrower a revolving credit facility and term loans on the terms and conditions of this Agreement; and

          WHEREAS, the Lender is willing and able to provide such revolving credit facility and make such term loans to the Borrower on the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.	DEFINITIONS

          Section 1.01.  Defined Terms.  In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

                    “Accounts” shall mean “accounts” (as defined in the UCC) of the Borrower and its Domestic Subsidiaries from time to time.

                    “Account Debtor” shall mean any Person who is obligated on an Account.

                    “Acquisition Agreement” shall mean the Purchase and Exchange Agreement, dated as of September 13, 2006 (and as same as may be amended, modified, supplemented and/or restated from time to time), by and between the Borrower and Halo Technology Holdings, Inc.

                    “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                    “Advances” shall mean the principal amounts loaned to the Borrower from time to time pursuant to Section 2.01 below.

                    “Affiliate” shall mean, with respect to any Person, any other Person in Control of, Controlled by, or under common Control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; provided, however, that, except as otherwise provided herein, neither the Lender nor any of its Affiliates shall be deemed an “Affiliate” of the Borrower for any purposes of this Agreement.  For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of stock or similar interest.

                    “Agreement” shall mean this Revolving Credit and Term Loan Agreement as it may from time to time be amended, modified, supplemented and/or restated.

                    “Applicable Law” shall mean all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

                    “Availability” shall mean the amount (if any) by which, at the time of determination, (a) the Revolving Credit Commitment exceeds (b) the outstanding principal amount of Advances.

                    “Borrowing Base” shall mean an amount, determined in accordance with the most recent borrowing base report provided to the Lender under Section 5.04(e) hereof, equal to the sum of (a) (i) $750,000 from the Closing Date through March 31, 2007, (ii) $500,000 from April 1, 2007 through August 31, 2007, (iii) $250,000 from September 1, 2007 through December 31, 2007, and (iv) $0 after January 1, 2008, plus (b) 85% of Eligible Domestic Accounts, plus (c) 85% of Eligible Foreign Accounts, minus (d) such reserves as the Lender may establish from time to time in its Permitted Discretion (including, without limitation, to account for concentration and other risks of collection).  In the event that the Borrower has not timely delivered a current Borrowing Base report in accordance with Section 5.04(e) below, then the applicable Borrowing Base shall be such amount as is established by the Lender, until such time as the Borrower has delivered a current Borrowing Base report.

                    “Borrowing Date” means the Business Day on which the Lender makes a Loan hereunder.

                    “Business Day” shall mean a day other than (a) a Saturday, (b) a Sunday, or (c)  a day on which banking institutions in either the State of Florida or the State of California are authorized or required by law or executive order to close.

                    “Capital Expenditures” shall mean with respect to any Person, all expenditures of such Person for tangible assets which are capitalized, and the fair value of any tangible assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including Capitalized Lease Obligations) of any machinery, equipment, real property, improvements to real property (including leasehold improvements), or any other tangible asset of such Person which is required, in accordance with GAAP, to be treated as a fixed asset on the consolidated balance sheet of such Person.

                    “Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

                    “Capitalized Lease Obligation” shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

                    “Cash Equivalents” shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc.; (c) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, have one of the two highest ratings generally obtainable from either Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (e) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; (f) any other items selected by the Borrower and approved by the Lender (which approval shall not be unreasonably withheld or delayed); or (g) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

                    “Closing Date” shall mean the date of this Agreement, simultaneously with the funding of the Term Loans.

                    “Closing Fee” shall mean the sum of $188,400, which shall be payable in accordance with Section 2.03(a) below.

                    “Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

                    “Collateral” shall mean all collateral pledged by the Borrower and/or any of the Subsidiaries as security for the payment and performance of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

                    “Collateral Agreement” shall mean the Collateral Agreement, dated as of the Closing Date, by and among the Borrower, the Domestic Subsidiaries and the Lender, as same may be amended, modified, supplemented and/or restated from time to time.

                    “Common Stock” shall mean the authorized common stock of the Company, $.001 par value per share.

                    “Confidential Information” shall mean information that the Borrower furnishes to the Lender pursuant to any Loan Document, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Lender from a source other than the Borrower which is not, to the Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

                    “Contract” shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which the Borrower or any Subsidiary is a lessor or lessee, license or instrument.

                    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

                    “Default” shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                    “Disclosure Schedule” shall mean the disclosure schedule, dated as of the Closing Date, executed and delivered by the Borrower to the Lender, the section numbers of which correspond to the Section numbers of this Agreement.

                    “Dollars” or “$” shall mean United States Dollars, lawful currency for the payment of public and private debts.

                    “Domestic Subsidiary” shall mean any Subsidiary (including Gupta and its Domestic Subsidiaries) which is incorporated or formed under the laws of the United States, any State or Commonwealth in the United States, or the District of Columbia.

                    “Eligible Domestic Account” shall mean the face amount of each trade Account of the Borrower or a Domestic Subsidiary for services rendered or goods and products sold in the ordinary course of the Business Operations which the Lender, in its Permitted Discretion, deems to be an Eligible Domestic Account; provided, however, that an Account shall not be deemed an Eligible Domestic Account unless it meets all of the following conditions:

                    (a)          the subject services or products and goods have been rendered, shipped or delivered on an absolute sale basis to an Account Debtor which is not an Affiliate, vendor or supplier of the Borrower or a Domestic Subsidiary, with an invoice date contemporaneous with or within forty-five (45) calendar days after the date of shipment or service, and which does not constitute a consignment sale, bill-and-hold sale, sale-and-return or other such arrangement and is not subject to any other repurchase, return or offset agreement binding upon the Borrower or a Domestic Subsidiary; the subject services or products and goods have been rendered, shipped and delivered (or shipped f.o.b.) to such Account Debtor on an open account basis (or with payment guaranteed by a domestic letter of credit, drawn on or by a domestic financial institution, acceptable to the Lender in all respects), and no part of the subject services, products or goods has been returned, rejected, lost or damaged; the Account is not evidenced by chattel paper or an instrument of any kind; and such Account Debtor, unless pre-approved in writing by the Lender, is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind in any jurisdiction;

                    (b)          if the Account Debtor is located outside the continental United States and the subject Account is greater than $50,000, payment for the subject services or goods shall be secured by an irrevocable letter of credit, which letter of credit shall have been confirmed by a financial institutional reasonably acceptable to the Lender payable in the full amount of the face value of the Account in lawful currency of the United States; provided, however, that the Lender may, from time to time, in its sole and absolute discretion, waive the requirements of this subsection (b);

                    (c)          it is a valid, legally enforceable obligation of the Account Debtor thereunder payable in Dollars and is not subject to any recoupment, offset or other defense or any discount or chargeback on the part of such Account Debtor (provided that prompt payment discounts granted in the ordinary course of business shall not cause an Account to be disqualified hereunder, so long as only the discounted amount of such Account, if not otherwise disqualified, is included in the calculation of the Borrowing Base) or to any claim on the part of such Account Debtor denying liability thereunder (provided that the undisputed portion may be considered to be an Eligible Account);

                    (d)          it is subject to no Lien whatsoever, except for the Lien of the Lender;

                    (e)          it has not remained unpaid in whole or in part for a period exceeding ninety (90) days after the invoice date;

                    (f)          it does not arise out of a transaction (whether direct or indirect) with an employee, officer, agent, director or Affiliate of the Borrower or with any entity controlled by any employee, officer, agent or director of the Borrower;

                    (g)          it is not subject to any contract retainage or other withholding of any portion of payments on amounts invoiced, whether to secure the Borrower’s or any Subsidiary’s performance or otherwise;

                    (h)          it does not represent the unpaid portion of an Account any portion of which was previously paid or agreed to be paid through the issuance or delivery of equity securities or other non-cash consideration;

                    (i)          if the Account Debtor is the United States, any State, or any department, agency or instrumentality thereof, the Borrower or the applicable Domestic Subsidiary has duly assigned its rights to payment of such Account to the Lender pursuant to the federal Assignment of Claims Act and any comparable state statutes;

                    (j)          the Lender has a perfected first priority Lien in such Account;

                    (k)          such Account is not payable by any person other than the Account Debtor (such as a beneficiary, recipient or subscriber individually), provided that the portion thereof which is payable by the Account Debtor may be considered to be an Eligible Domestic Account;

                    (l)          at least sixty (60%) percent in dollar amount of the total Accounts owed by such Account Debtor and/or its Affiliates constitute Eligible Domestic Accounts;

                    (m)          the total Accounts owed by the subject Account Debtor and/or its Affiliates constitute less than ten (10%) percent of the net collectible dollar value of all Eligible Domestic Accounts (provided that only the excess over ten (10%) percent shall be disqualified under this clause (m), unless the Lender has otherwise consented in writing to the inclusion of all or any portion of such excess);

                    (n)          such Account is payable solely to the Borrower or a Domestic Subsidiary, and the Borrower or such Domestic Subsidiary is not aware of any dispute by the Account Debtor with respect to such Account; and

                    (o)          it is not otherwise determined by the Lender, in the Lender’s Permitted Discretion, to be difficult to collect, uncollectible or otherwise unacceptable for any reason.

                    “Eligible Foreign Account” shall mean the face amount of each trade Account of any Foreign Subsidiary for services rendered or goods and products sold in the ordinary course of the Business Operations which satisfies all of the criteria set forth above with respect to Eligible Domestic Accounts, except that (a) any otherwise applicable letter of credit requirement under subsection (b) of the Eligible Domestic Account criteria shall not be applicable, (b) subsection (j) of the Eligible Domestic Account criteria shall not be applicable, and (c) such Account must not be subject to any Lien.

                    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                    “ERISA Affiliate” shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code; provided, however, that with respect to the Borrower, no Person which is an Affiliate of the Lender (other than the Borrower and its Subsidiaries) shall be deemed an ERISA Affiliate for purposes of this Agreement

                    “Event of Default” has the meaning set forth in Article VII below.

                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                    “Existing Lender” shall mean Silicon Valley Bank, as the lender under that certain Loan and Security Agreement dated June 6, 2003 (as amended, restated, supplemented and modified to the date hereof) by and between such lender and the Borrower.

                    “Financial Statements” has the meaning set forth in Section 3.01(a) below.

                    “Fiscal Year” shall mean the fiscal year of the Borrower which ends on April 30 of each year.

                    “Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

                    “GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms contained herein, as then in effect with respect to the preparation of financial statements.

                    “Government Approval” shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

                    “Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation by any means (including, without limitation, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

                    “Guaranty Agreement” shall mean the Guaranty Agreement, dated as of the Closing Date (and as same may be amended, modified, supplemented and/or restated from time to time), executed by each Domestic Subsidiary in favor of the Lender, pursuant to which such Domestic Subsidiaries will guaranty the full and timely payment and performance of all of the Obligations.

                    “Gupta” shall mean Gupta Technologies, LLC, a Delaware limited liability company, which is a Wholly-Owned Subsidiary of the Borrower upon consummation of the Related Transactions.

                    “Indebtedness” shall mean (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) any and all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and accrued obligations incurred in the ordinary course of business), (f) any obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, and (g) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

                    “Investment”, as applied to the Borrower or any Subsidiary, shall mean: (a) any shares of capital stock, evidence of Indebtedness or other security issued by any other Person to the Borrower or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any other investment by the Borrower or any Subsidiary in any assets or securities of any other Person, and (d) any commitment to make any Investment.

                    “Knowledge” or “Known” or words of similar import shall mean, with respect to the Borrower and/or any Subsidiary, the actual knowledge of Todd Wille, Steven Bonham and/or Mark Bygraves, after reasonable inquiry of the appropriate employees of the Borrower and the Subsidiaries.

                    “Liabilities and Contingencies” has the meaning set forth in Section 3.01(c) below.

                    “Lien”, as applied to the property or assets (or the income or profits therefrom) of the Borrower or any Subsidiary, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, hypothecation, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of the Borrower or any Subsidiary, or upon the income or profits therefrom; (b) any arrangement under which any property of the Borrower or any Subsidiary is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other liability in priority to the payment of the general, unsecured creditors of the Borrower or any Subsidiary; (c) any Indebtedness or liability which remains unpaid after the same shall become due and payable and which, if unpaid, by law or otherwise is given any priority whatsoever over the general unsecured creditors of the Borrower or any Subsidiary; and (d) any agreement (other than this Agreement) or other arrangement which, directly or indirectly, prohibits the Borrower or any Subsidiary from creating or incurring any lien on any of its properties or assets or which conditions the ability to do so on the security, on a pro rata or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement.

                    “Loan Documents” shall mean the collective reference to this Agreement, the Notes, the Security Documents, the Warrants, the Registration Rights Agreement, and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by the Borrower and/or any of the Subsidiaries pursuant hereto or thereto.

                    “Loans” shall mean, collectively, the Advances and the Term Loans.

                    “Material Adverse Effect” shall mean any event, act, omission, condition or circumstance which has or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under any of the Loan Documents, or (c) the validity or enforceability of, or the Lender’s rights and remedies under, any of the Loan Documents, other than due to the acts or omissions of the Lender or one of its Affiliates.

                    “Maturity Date” shall mean the Primary Maturity Date and/or the Tranche 3 Maturity Date, as the case may be.

                    “Monitoring Fee” shall mean the fees payable to the Lender pursuant to Section 2.03(b) below.

                    “Notes” shall mean, collectively, the Revolving Credit Note and the Term Notes.

                    “Obligations” shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower to the Lender from time to time under or pursuant to this Agreement, the Notes, the Security Documents and the other Loan Documents (excluding the Warrant and Registration Rights Agreement, other than amounts payable from time to time pursuant to Section 2(c) of the Registration Rights Agreement), and/or otherwise in respect of the Loans, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

                    “Organic Documents” shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited partnership agreement or other such document of such Person.

                    “Permitted Discretion” shall mean a determination or judgment made by the Lender in good faith in the exercise of reasonable business judgment from the perspective of a secured lender.

                    “Permitted Indebtedness” shall mean any and all Indebtedness expressly permitted pursuant to Section 6.01 below.

                    “Permitted Liens” shall mean those Liens expressly permitted pursuant to Section 6.02 below.

                    “Person” shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                    “Primary Maturity Date” shall mean October 31, 2010.

                    “Real Properties” shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by the Borrower or any of the Subsidiaries, and, during the period of the Borrower’s and/or Subsidiary’s occupancy thereof, any other real properties heretofore owned or leased by the Borrower or any Subsidiary (provided that, with respect to leased properties, the “Real Property” shall refer only to the portion of the subject property (excluding common areas) leased by the Borrower or a Subsidiary).

                    “Registration Rights Agreement” shall mean the Registration Rights Agreement, to be dated as of the Closing Date, made by the Borrower for the benefit of the Lender and any subsequent Holders (as such term is defined in the Registration Rights Agreement), as same may be amended, modified, supplemented and/or restated from time to time.

                    “Related Transactions” shall mean the transactions contemplated by the Acquisition Agreement, in accordance with the terms of the Acquisition Agreement.

                    “Revolving Credit Commitment” shall mean the Lender’s agreement to make Advances to the Borrower within the limitations set forth in Section 2.01 below.

                    “Revolving Credit Note” shall mean the promissory note of the Borrower issued to the Lender to represent the Advances and interest thereon, as described in Section 2.01(f) below.

                    “Sale” shall mean any transaction or series of related transactions (a) whereby Control of the Borrower is held by a Person (or group of Persons acting in concert) other than the management of the Borrower on the date of this Agreement (or Affiliates of such management), (b) in which the Borrower is a constituent party to any merger, consolidation or share exchange and as a result thereof (i) the holders of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock) immediately prior to such merger or consolidation cease to own a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock), or (ii) the Borrower is not the surviving corporation, or (c) whereby all or any material portion of the assets of the Borrower or any Subsidiary are sold, assigned or transferred; provided, however, that a “Sale” shall not be deemed to have occurred solely by reason of normal market trading in the Common Stock unless a single Person or group of Persons acting in concert acquires Control of the Borrower in a single transaction or series of transactions.

                    “SEC” shall mean the United States Securities and Exchange Commission, and any successor agency performing the functions thereof.

                    “SEC Reports” shall mean the periodic and current reports, registration statements, proxy statements and other reports filed or required to be filed by the Borrower with the SEC pursuant to the Act and/or the Exchange Act, and any amendments or supplements thereto filed with the SEC.

                    “Security Documents” shall mean the Collateral Agreement, any collateral assignments, control agreements, financing statements or other such agreements or documents pursuant thereto, the Guaranty Agreement, and any other agreements or instruments securing or creating or evidencing Liens securing the Obligations.

                    “Seller” shall mean Halo Technology Holdings, Inc., and any Affiliate thereof which transfers any assets or business to the Borrower or any Subsidiary pursuant to the Acquisition Agreement.

                    “Seller Consent” shall mean the written consent of the Seller for the collateral assignment by the Borrower to the Lender of all rights of the Borrower to indemnification under the Acquisition Agreement.

                    “Subordinated Debt” shall mean all Indebtedness for money borrowed and other liabilities of the Borrower, whether or not evidenced by promissory notes, which is contractually subordinated in right of payment, in a manner satisfactory to the Lender (as evidenced by the Lender’s prior written approval thereof), to all Obligations of the Borrower to the Lender.

                    “Subsidiary” or “Subsidiaries” shall mean the individual or collective reference to any corporation, limited liability company or other entity (including Gupta and its Subsidiaries upon consummation of the Related Transactions) of which 50% or more of the outstanding shares of stock or other equity interests of each class having ordinary voting power and/or rights to profits (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries of the Borrower.

                    “Term Loans” shall mean the collective reference to the Tranche 1 Term Loan, the Tranche 2 Term Loan and the Tranche 3 Term Loan.

                    “Term Notes” shall mean the promissory notes of the Borrower issued to the Lender as described in Section 2.02(e) below.

                    “Tranche 1 Term Loan” shall mean the term loan in the principal amount of $1,000,000 to be made pursuant to Section 2.02(a)(i) below.

                    “Tranche 1 Term Note” shall mean the promissory note of the Borrower to be issued pursuant to Section 2.02(e) below to evidence the Tranche 1 Term Loan.

                    “Tranche 2 Term Loan” shall mean the term loan in the principal amount of $3,250,000 to be made pursuant to Section 2.02(a)(ii) below.

                    “Tranche 2 Term Note” shall mean the promissory note of the Borrower to be issued pursuant to Section 2.02(e) below to evidence the Tranche 2 Term Loan.

                    “Tranche 3 Maturity Date” shall mean October 31, 2011.

                    “Tranche 3 Term Loan” shall mean the term loan in the principal amount of $1,100,000 to be made pursuant to Section 2.02(a)(iii) below.

                    “Tranche 3 Term Note” shall mean the promissory note of the Borrower to be issued pursuant to Section 2.02(e) below to evidence the Tranche 3 Term Loan.

                    “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and hereafter from time to time.

                    “Warrants” shall mean the warrants to purchase shares of Common Stock (such warrants covering an aggregate of 3,350,000 shares of Common Stock, subject to adjustment) to be issued by the Borrower to the Lender and/or the Lender’s designee(s) on the Closing Date.

                    “Wholly-Owned Subsidiary” shall mean each Domestic Subsidiary of which all of the outstanding equity securities (other than directors’ qualifying shares) are owned by the Borrower or another such Wholly-Owned Subsidiary.

          Section 1.02.  Use of Defined Terms.  All terms defined in this Agreement shall have their defined meanings when used in the Notes, the Security Documents, the other Loan Documents, and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

          Section 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          Section 1.04.  Other Definitional Provisions.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

II.	GENERAL TERMS

          Section 2.01.  Revolving Credit Loans.

                    (a)          Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower a secured revolving credit facility, from the Closing Date to the Primary Maturity Date, in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) the Borrowing Base at the subject time, or (ii) $2,500,000 (the “Revolving Credit Commitment”).

                    (b)          Such revolving credit loans are herein sometimes referred to individually as an “Advance” and collectively as the “Advances.”  Subject at all times to all of the terms and conditions of this Agreement, from the Closing Date to the Primary Maturity Date and within the limits of the Revolving Credit Commitment, the Lender shall lend, and the Borrower may borrow, prepay (without premium or penalty) and reborrow under this Section 2.01.  Each request for an Advance (i) shall be irrevocable, (ii) shall be deemed to constitute an express affirmation that all conditions precedent set forth in Section 4B hereof are satisfied on the date of such request and will be satisfied on the requested Borrowing Date, and (iii) shall be made to the Lender in writing, not later than three (3) Business Days prior to the requested Borrowing Date, by an authorized officer of the Borrower or by telephonic communication by such authorized officer to the Lender, which shall be confirmed by written notice to the Lender to be delivered to the Lender by the Business Day next following the subject request.  In no event shall the Borrower request, or shall the Lender be required to honor, (A) any request for an Advance in an amount greater than the Availability at such time, (B) any request for an Advance in an amount less than $100,000, or (C) more than one request for the borrowing of Advances in any seven (7) calendar day period.

                    (c)          The Borrower shall pay the Lender interest on all Advances at the rate(s) per annum as in effect from time to time in accordance with the Revolving Credit Note.  Such interest shall be payable monthly in arrears on the last day of each calendar month and on the Primary Maturity Date, and shall be computed on the daily unpaid balance of all Advances made under the Borrower’s revolving credit loan accounts with the Lender, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.  The Borrower hereby authorizes the Lender to charge the Borrower’s revolving credit loan accounts for all such interest; provided, however, that the Lender shall be under no obligation to make any such charge to the Borrower’s revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest is due and payable).

                    (d)          In the event and to the extent that, at any time, the outstanding principal amount of Advances exceeds the Revolving Credit Commitment then in effect, then the Borrower shall immediately, without notice or demand, make a payment to the Lender in respect of the Advances in an amount sufficient to cause the outstanding principal amount of Advances to be equal to or less than the Revolving Credit Commitment then in effect.

                    (e)          Unless sooner due and payable by reason of an Event of Default hereunder having occurred, the Borrower shall pay in full all of the Obligations to the Lender in respect of all Advances on or prior to the Primary Maturity Date.

                    (f)          All Advances shall be evidenced by a secured Revolving Credit Note of the Borrower payable to the order of the Lender.

                    (g)          The Borrower may, at its option, terminate the Revolving Credit Commitment at any time upon ten (10) Business Days’ prior written notice, and paying to the Lender, on the date fixed for termination, an amount equal to the sum of (i) all outstanding principal and accrued interest of the Advances, (ii) the outstanding principal balance, all unpaid accrued interest and applicable prepayment premiums of the Term Loans (subject to the Lender’s retained right, at all times prior to the prepayment, to convert all or any portion of such principal and interest into Common Stock in accordance with the Term Notes), and (iii) any and all other then-outstanding Obligations.

          Section 2.02.  Term Loans.

                    (a)          Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower (i) a Term Loan in the principal amount of $1,000,000, (ii) an additional Term Loan in the principal amount of $3,250,000, and (iii) an additional Term Loan in the principal amount of $1,100,000.  The Term Loans shall be borrowed in a single borrowing on the Closing Date, and any principal amounts repaid in respect of the Term Loans may not be reborrowed.

                    (b)          The Term Loans shall be repayable in installments, in accordance with the schedules of payments set forth in the Term Notes.  The Borrower shall be required to prepay the Term Loans (i) in full upon the consummation of any Sale, and (ii) in part from time to time in the event that, to the extent of, and at such time as the Borrower shall receive cash proceeds from time to time from the exercise of the Warrants.  With respect to any prepayment from the cash proceeds of the exercise of Warrants, such prepayments shall be applied (A) first to the principal installments of the Tranche 3 Term Loan in inverse order of maturity, until the Tranche 3 Term Loan has been repaid in full, (B) next, to the principal installments of the Tranche 2 Term Loan in inverse order of maturity, until the Tranche 2 Term Loan has been repaid in full, and (C) next, to the principal installments of the Tranche 1 Term Loan in inverse order of maturity, until the Tranche 1 Term Loan has been repaid in full.

                    (c)          The Borrower shall pay the Lender interest on the principal balance of the Term Loans at the rate(s) per annum as in effect from time to time in accordance with the Term Notes.  Such interest shall be payable monthly in arrears on the last day of each calendar month and on the applicable Maturity Date, and shall be computed on the daily unpaid balance of each Term Loan, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.  The Borrower hereby authorizes the Lender to charge the Borrower’s revolving credit loan accounts for all such interest and/or for any or all principal amounts due and payable in respect of the Term Loans; provided, however, that the Lender shall be under no obligation to make any such charge to the Borrower’s revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest and/or principal is due and payable).  On the Closing Date, the Borrower shall prepay the interest to become due for the first three (3) months subsequent to the Closing Date on the full principal amount of the Term Loans.

                    (d)          Unless sooner due and payable by reason of an Event of Default hereunder having occurred, the Borrower shall pay to the Lender all of the Obligations (i) in respect of the Tranche 1 Term Loan, the Tranche 2 Term Loan and all other Obligations (other than amounts not yet due and payable in respect of the Tranche 3 Term Loan) on or prior to the Primary Maturity Date, and (ii) in respect of the Tranche 3 Term Loan, on or prior to the Tranche 3 Maturity Date.

                    (e)          The Term Loans shall be evidenced by secured Convertible Term Notes of the Borrower payable to the order of the Lender.

          Section 2.03.  Fees and Premiums.

                    (a)          The Borrower shall pay the Closing Fee to the Lender simultaneously with the execution and delivery of this Agreement.  The Closing Fee shall be deemed fully earned upon the parties’ execution and delivery of this Agreement, and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances.

                    (b)          The Borrower shall further pay to the Lender, in advance on the Closing Date and on the first (1st) Business Day of each calendar month prior to the Primary Maturity Date or the earlier termination of the Revolving Credit Commitment and payment of the Obligations in accordance with Section 2.01(g) above, a collateral monitoring, availability and administrative fee in the amount of $1,000 per month or portion thereof.

                    (c)          In the event of any prepayment of all or any portion of the Tranche 1 Term Loan or the Tranche 2 Term Loan at any time, or in the event of any prepayment of all or any portion of the Tranche 3 Term Loan subsequent to the second (2nd) anniversary of the Closing Date, in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrower shall be required to pay to the Lender a prepayment premium in an amount equal to two (2%) percent of the principal amount being prepaid; provided, however, that no such prepayment premium shall be required in respect of any mandatory prepayment pursuant to Section 2.02(b) above.

                    (d)          Payments received in respect of the Obligations after 12:00 Noon on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days’ clearance prior to being credited to the Obligations for interest calculation purposes.

                    (e)          In the event that the Closing Date has not occurred on or before December 31, 2006 and the Lender was, prior thereto, ready, willing and able to consummate the transactions contemplated by this Agreement on substantially the terms hereof, then the Lender may, at any time thereafter until the Closing Date, terminate this Agreement by written notice to the Borrower, in which event the Borrower shall, subject to and in accordance with the further provisions of this Section 2.03(e), become obligated to pay to the Lender an amount equal to the sum of (i) $150,000 (the “Breakup Fee”), plus (ii) all out-of-pocket costs, charges and expenses (including, reasonable attorneys’ fees and expenses) incurred by the Lender in respect of the transactions contemplated by this Agreement.  Such out-of-pocket costs, charges and expenses shall be payable on demand.  The Breakup Fee shall be due and payable in the event that and at such time as the Borrower or any Subsidiary, on or prior to October 2, 2007, (A) consummates the Related Transactions (or any alternative or revised transaction between the Borrower and any Seller) without consummating the transactions contemplated by this Agreement, or (B) enters into any commitment for an alternate financing in respect of the Related Transactions or any alternative or revised transaction between the Borrower and any Seller; provided, however, that the Breakup Fee shall not be payable if neither of such events occurs on or prior to October 2, 2007, or if the Lender is not, on or before December 31, 2006, ready, willing and able to consummate the transactions contemplated by this Agreement on substantially the terms hereof.

          Section 2.04.  Use of Proceeds.  The Borrower shall utilize the proceeds of the Loans (a) on the Closing Date, to repay all then-outstanding Indebtedness owed by the Borrower to the Existing Lender and to pay cash amounts required to be paid to the Seller pursuant to the Acquisition Agreement, and (b) from and after the Closing Date, for working capital and other general corporate purposes of the Borrower.

          Section 2.05.  Further Obligations.  With respect to all Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder, pursuant to the Notes or Security Documents, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time pursuant to the Revolving Credit Note.

          Section 2.06.  Application of Payments.  All amounts paid to or received by the Lender in respect of the Loans from whatever source (whether from the Borrower, any Subsidiary pursuant to the Guaranty Agreement, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event the Lender may disregard the Borrower’s direction), be applied (a) first, to reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender which are reimbursable to the Lender in accordance with this Agreement, the Notes and/or any of the other Loan Documents, (b) next, to any accrued but unpaid fees or prepayment premiums, (c) next, to unpaid accrued interest on the Term Loans, (d) next, to unpaid accrued interest on the Advances, (e) next, to the outstanding principal of the Tranche 3 Term Loan, to the extent then due and payable, (f) next, to the outstanding principal of the Tranche 2 Term Loan, to the extent then due and payable, (g) next, to the outstanding principal of the Tranche 1 Term Loan, to the extent then due and payable, (h) next, to the outstanding principal of the Advances, and (i) finally, to the payment of any other outstanding Obligations; and after payment in full of the Obligations, any further amounts paid to or received by the Lender in respect of the Loans shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto.

          Section 2.07.  Sale or Maturity Date.  Anything elsewhere contained in this Agreement and/or the Notes to the contrary notwithstanding, (a) the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, without requirement of notice or demand, upon the consummation of any Sale, and (b) except as provided in Section 2.02(d) above with respect to the Tranche 3 Term Loan, the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, without requirement of notice or demand, on the Primary Maturity Date.

          Section 2.08.  Obligations Unconditional.

          (a)          The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender.  All payments required by this Agreement and/or the Notes shall be paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If the Borrower is required by law to make such a deduction or withholding from a payment hereunder, the Borrower shall pay to the Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.  The Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by-law, to the relevant authority within the payment period set by the relevant law, and (ii) promptly after any such payment, deliver to the Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to the Lender.

          (b)          If, at any time and from time to time after the Closing Date, (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the

Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members), or (B) imposes on the Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Loan or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Lender any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount as determined by the Lender.  If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.08(b), the Lender shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.08(b) submitted by the Lender to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 2.09.  Reversal of Payments.  To the extent that any payment or payments made to or received by the Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder as if such payment or payments had not been received by the Lender.

III.	REPRESENTATIONS AND WARRANTIES

          As of the Closing Date and on each Borrowing Date (unless the representation and warranty refers to a specific date), the Borrower hereby makes the following representations and warranties to the Lender, all of which representations and warranties shall survive the Closing Date, the delivery of the Notes and the making of the Loans, shall be continuing in nature (subject only to changes occurring in the ordinary course of the Business Operations that do not and are not reasonably likely to have a Material Adverse Effect) so long as any Obligations are outstanding or the Revolving Credit Commitment remains in effect, and are as follows:

          Section 3.01.  Financial Matters.

                    (a)          The Borrower has heretofore furnished to the Lender (i) the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Borrower and its Subsidiaries as at April 30, 2004, 2005 and 2006, and for the Fiscal Years then ended, and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of July 31, 2006 and for the three (3) months then ended (collectively, the “Financial Statements”).

                    (b)          The Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Act on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of said dates, and the results of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s consolidated financial condition and the results of its consolidated operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities (including, without limitation, deferred revenues) of the Company and its Subsidiaries, fixed or contingent, and the results of their operations and transactions in their accounts, as of the dates and for the periods referred to therein.

                    (c)          Except as set forth in Schedule 3.01 of the Disclosure Schedule, the Borrower and its Subsidiaries do not have any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively “Liabilities and Contingencies”), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any “earn-outs”, stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent Financial Statements, or (iii) those Liabilities  and Contingencies which are not required to be disclosed under GAAP.  The reserves, if any, reflected on the consolidated balance sheet of the Borrower and its Subsidiaries included in the most recent Financial Statements are appropriate and reasonable.  Neither the Borrower nor any of its Subsidiaries has had or presently has any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any unusual forward or long-term commitments,  except as specifically set forth or provided for in the Financial Statements or in Schedule 3.01 of the Disclosure Schedule.

                    (d)          Since the date of the most recent Financial Statements, except for the consummation of the Related Transactions and for the transactions pursuant to the Loan Documents, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management or Business Operations of the Borrower or any of its Subsidiaries, including, without limitation, the following:

                                   (i)          there has been no material change in any assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to the Borrower or any Subsidiary;

                                    (ii)        there have been (A) no material write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, the Borrower or any Subsidiary other than write-offs of accounts receivable reserved in full as of the date of the most recent financial statements delivered to the Lender, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of the Borrower or any Subsidiary except to the extent that same have been disclosed to the Lender in writing and would not, individually or in the aggregate, cause the outstanding Advances to exceed the Revolving Credit Commitment;

                                    (iii)       no debts have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by the Borrower or any Subsidiary except in the ordinary course of business and consistent with past practice;

                                    (iv)       there has been no change in any method of accounting or accounting practice utilized by the Borrower or any Subsidiary;

                                    (v)        no material casualty, loss or damage has been suffered by the Borrower or any Subsidiary, regardless of whether such casualty, loss or damage is or was covered by insurance;

                                    (vi)       Any announced changes in the policies or practices of any customer, supplier or referral source which would reasonably be expected to have a Material Adverse Effect;

                                    (vii)      Any incurrence of (A) any liability or obligation outside of the ordinary course of business, or (B) any Indebtedness other than Permitted Indebtedness;

                                    (viii)     Any declaration, setting aside or payment of any dividend or distribution or any other payment of any kind by the Borrower to or in respect of any equity securities of the Borrower; and

                                    (ix)       No action described in this Section 3.01(d) has been agreed to be taken by the Borrower or any Subsidiary.

                    (e)          The Borrower has in place adequate systems of internal controls sufficient to enable the Borrower and its management to obtain timely and accurate information regarding the Business Operations and all material transactions relating to the Borrower and the Subsidiaries, and no material deficiency exists with respect to the Borrower’s systems of internal controls.

                    (f)          All of the SEC Reports, as of the respective dates thereof, complied in all material respects, as applicable, with the Act and the Exchange Act.

          Section 3.02.  Organization; Corporate Existence.

                    (a)          The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, (iii) is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Borrower to be so qualified would have a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, the Loan Documents.  True and complete copies of the Organic Documents of the Borrower, together with all amendments thereto, have been furnished to the Lender.

                    (b)          On the date of this Agreement, the outstanding capital stock of the Company, and the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire capital stock of the Company, are as set forth in Schedule 3.02 of the Disclosure Schedule.  Since October 2, 2006, the Borrower has not reserved or committed any of its authorized shares of Common Stock to or in respect of any Person other than the Borrower, whether pursuant to subscription, commitment to issue, option, warrant, convertible security or other right to acquire.

                    (c)          Schedule 3.02 of the Disclosure Schedule further sets forth, with respect to each Subsidiary on the date of this Agreement, (i) its proper legal name, (ii) its jurisdiction of incorporation or formation, (iii) the jurisdictions in which it is qualified to do business as a foreign entity, (iv) the number of shares of capital stock or ownership interests outstanding, and (v) the owner of such outstanding capital stock or other ownership interests.  Each of the Subsidiaries (A) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and to execute and deliver, and perform all of its obligations under, the Loan Documents to which it is a party, and (C) is not required to be qualified to do business as a foreign entity in any jurisdiction in which it is not so qualified and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.  True and complete copies of the Organic Documents of each Subsidiary, together with all amendments thereto to the date hereof, have been furnished to the Lender.

          Section 3.03.  Authorization.

          (a)          The execution, delivery and performance by the Borrower and the Subsidiaries of their respective obligations under the Loan Documents have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of the Borrower or any Subsidiary, or any Contract, indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party, or by which the Borrower or any of the Subsidiaries or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any of the Subsidiaries pursuant to, any such Contract, indenture, agreement or other instrument.  Without limitation of the foregoing, the Borrower has satisfied all obligations in respect of any right of first offer or other such rights previously granted to the Existing Lender.

          (b)          Neither the Borrower nor any of the Subsidiaries is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.

          Section 3.04.  Litigation.  Except as disclosed on Schedule 3.04 of the Disclosure Schedule, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect.  The Borrower has no Knowledge of any state of facts, events, conditions or circumstances which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Borrower or any Subsidiary.

          Section 3.05.  Material Contracts.  Except as disclosed on Schedule 3.05 of the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries is (a) a party to any Contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b) subject to any liability or obligation under or relating to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

          Section 3.06.  Title to Properties.  The Borrower and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

          Section 3.07.  Real Property.  Schedule 3.07 of the Disclosure Schedule sets forth a correct and complete list of all Real Properties currently leased or occupied by the Borrower and/or any of the Subsidiaries.  Neither the Borrower nor any of the Subsidiaries owns any Real Properties.  The Borrower and each Subsidiary has a valid lessee’s interest in each Real Property currently leased or occupied by the Borrower or such Subsidiary.  Neither the Borrower, any Subsidiary, or, to the Borrower’s or each Subsidiary’s Knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease; and such Real Properties are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Borrower and the Subsidiaries.  To the Borrower’s Knowledge, its use of the Real Properties in the normal conduct of the Business Operations does not violate any applicable building, zoning or other law, ordinance or regulation affecting such Real Properties, and no covenants, easements, rights-of-way or other such conditions of record impair the Borrower’s use of the Real Properties in the normal conduct of the Business Operations.

          Section 3.08.  Machinery and Equipment.  The machinery and equipment owned and/or used by the Borrower and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

          Section 3.09.  Capitalization.  Except as set forth in Schedule 3.02 of the Disclosure Schedule and for new Subsidiaries formed in accordance with Section 5.11 hereof, the Borrower does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person.

          Section 3.10.  Solvency.  After giving effect to the Loans and the other transactions contemplated hereby, the borrowings made and/or to be made by the Borrower under this Agreement do not and will not render the Borrower insolvent or with unreasonably small capital for its business; the fair saleable value of all of the assets and properties of the Borrower does now, and will, upon the funding of the Loans contemplated hereby, exceed the aggregate liabilities and Indebtedness of the Borrower (including contingent liabilities); the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower; and the Borrower reasonably anticipates that it will be able to pay its debts as they mature.

          Section 3.11.  No Investment Company.  The Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 3.12.  Margin Securities.  The Borrower does not own or have any present intention of acquiring any “margin security” or any “margin stock” within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”).  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations G, T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

          Section 3.13.  Taxes.

                    (a)          All federal, state and local tax returns and tax reports required to be filed by the Borrower and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed.  All federal, state and local income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Borrower and the Subsidiaries have been fully paid, and appropriate accruals have been made on the Borrower’s books for taxes not yet due and payable.  All taxes and other assessments and levies which the Borrower and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.  Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Borrower or any Subsidiary, and no outstanding tax Liens.

                    (b)          Except as disclosed in Schedule 3.13 of the Disclosure Schedule, the Borrower has no Knowledge and has not received notice of any pending audit with respect to any federal, state or local tax returns of the Borrower or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Borrower or any Subsidiary.

          Section 3.14.  ERISA.  Except as set forth in Schedule 3.14 of the Disclosure Schedule, neither the Borrower nor any ERISA Affiliate of the Borrower maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee.  With respect to any such plan(s) as may now exist or may hereafter be established by the Borrower or any ERISA Affiliate of the Borrower, and which constitutes an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, except as set forth on Schedule 3.14 of the Disclosure Schedule:  (a) the Borrower or the subject ERISA Affiliate has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrower to the Pension Benefit Guaranty Corporation (“PBGC”), the Borrower or the subject ERISA Affiliate has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns, (c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrower or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrower or an ERISA Affiliate of the Borrower, which reduction is not anticipated by the Borrower), and there has not been and there shall not be any “reportable event” (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no “accumulated funding deficiency” (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) except as otherwise reflected on Schedule 3.14 of the Disclosure Schedule, such plan(s) have been and shall be determined to be “qualified” within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrower is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof.  As respects any “multi-employer plan” (as such term is defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, the Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any “complete withdrawal” or “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrower or such ERISA Affiliate.

          Section 3.15.  Intellectual Property.  The Borrower and the Subsidiaries own or have the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used, marketed and sold in the Business Operations, and the Borrower and the Subsidiaries are in compliance in all material respects with all licenses, user agreements and other such agreements regarding the use of intellectual property used in the Business Operations; and the Borrower has no Knowledge that or received notice claiming that any of such intellectual property infringes upon or violates the rights of any other Person.

          Section 3.16.  Compliance with Laws.  The Borrower and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other Applicable Law which are material to the Business Operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is aware of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any Applicable Law, or which may give rise to the assertion of any such violation, which could have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received written notice of default or violation, nor is the Borrower or any Subsidiary in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Borrower’s or any Subsidiaries’ business, affairs, properties or assets.  Neither the Borrower nor any Subsidiary has received written notice of or been charged with, or is, to the Borrower’s Knowledge, under investigation with respect to, any violation of any provision of any Applicable Law, which violation would have a Material Adverse Effect.

          Section 3.17.  Licenses and Permits.  The Borrower and each Subsidiary has all federal, state and local licenses and permits required to be maintained in connection with and material to the Business Operations, and all such licenses and permits are valid and in full force and effect.   The Borrower and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition Known to the Borrower that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

          Section 3.18.  Insurance.  Schedule 3.18 of the Disclosure Schedule lists all insurance coverages maintained by the Borrower and the Subsidiaries, including the names of insurers, policy limits and deductibles.  Neither the Borrower nor any Subsidiary has received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Company and the Subsidiaries for coverages consistent with the scope and amounts of coverages as in effect on the Closing Date.

          Section 3.19.  Environmental Laws.

                    (a)          The Borrower and each Subsidiary has complied in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of the Borrower there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any of the Real Properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with Applicable Laws.

                    (b)          Neither the Borrower nor any Subsidiary has received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Borrower or any Subsidiary, (ii) asserts or alleges that the Borrower or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Borrower or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower or any Subsidiary.  To the Borrower’s Knowledge, neither the Borrower nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws.  To the Borrower’s Knowledge, neither the Borrower nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws.  Neither the Borrower nor any Subsidiary is a participant in, nor does the Borrower have Knowledge of, any governmental investigation involving any of the Real Properties.

                    (c)          Neither the Borrower or any Subsidiary nor, to the Borrower’s Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Real Properties which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

                    (d)          As used in this Section 3.19 and in Section 5.08 below, the following terms have the following meanings:

                    “Environmental Laws” include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrower or any Subsidiary, relating to health, safety, and environmental matters applicable to the business and property of the Borrower or any Subsidiary.  Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. §1331 et seq., as amended.

                    “Hazardous Substances”, “Release”, “Respond” and “Response” shall have the meanings assigned to them in CERCLA, 42 U.S.C. §9601, as amended.

                    “Notice” means any actual summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Borrower’s or Subsidiary’s response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

          Section 3.20.  Sensitive Payments.  Neither the Borrower nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control.

          Section 3.21.  Full Disclosure.  No statement of fact made by the Borrower in this Agreement or any other Loan Document, in any SEC Report, or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Borrower to the Lender pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading.  Except for matters of a general economic or political nature which do not affect the Borrower or any Subsidiary uniquely, there is no fact presently known to the Borrower or any Subsidiary which has not been disclosed to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

          Section 3.22.  Acquisition Agreement.  The Borrower has previously delivered to the Lender a true and complete copy of the Acquisition Agreement, all disclosure schedules thereto, and all amendments thereto.  To the best of the Borrower’s Knowledge, all representations and warranties made by the Seller in the Acquisition Agreement (including, without limitation, all financial statements and other financial information) are true and correct in all material respects.

          Section 3.23.  Reaffirmation.  Each and every request by the Borrower for Advances shall constitute a reaffirmation of the truth and accuracy of the Borrowers’ representations and warranties made in this Agreement and the Security Documents on and as of the date of such request.

IV.	CONDITIONS OF MAKING THE LOANS

          A.          The obligation of the Lender to make the initial Loans hereunder and to consummate the other transactions contemplated hereby are subject to the following conditions precedent:

          Section 4.01.  Representations and Warranties.  The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date.

          Section 4.02.  Loan Documents.  The Borrower and its Subsidiaries (as applicable) shall have duly executed and/or delivered to the Lender all of the following:

                        (a)          The Notes;

                        (b)          The Guaranty Agreement, the Collateral Agreement and any and all other Security Documents required by the Lender at the Closing Date (including, without limitation, any collateral assignments of intellectual property in recordable form and any landlord waivers or consents required by the Lender);

                        (c)          The Warrants;

                        (d)          The Registration Rights Agreement;

                        (e)          A certificate or certificates of insurance, with loss payable endorsements, evidencing the insurance required by Section 5.01(d) hereof;

                        (f)          A current Borrowing Base report in conformity with Section 5.04(e) hereof, and a written request for the borrowing of the Term Loans (and, if applicable, the initial Advance);

                        (g)          A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the votes of the Boards of Directors or other applicable governing body of the Borrower and the Subsidiaries, authorizing and directing the execution and delivery of the Loan Documents and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

                      (h)          A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the names of the officers of the Borrower and the Subsidiaries who are authorized to execute and deliver the Loan Documents and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto, together with the true signatures of such officers.  The Lender may conclusively rely on such certificate until the Lender shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                        (j)          Certified copies of the Organic Documents of the Borrower and each Subsidiary, and a certificate of the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Borrower and each Subsidiary (and, in the case of the Borrower, the State of California), dated reasonably prior to the Closing Date, stating that the Borrower or the subject Subsidiary is duly formed and in good standing in such jurisdiction; and

                        (k)          Such other agreements, instruments, documents and certificates (including, without limitation, satisfactory lien and judgment searches respecting the Borrower and the Subsidiaries) as the Lender or its counsel may reasonably request.

          Section 4.03.  Availability of Shares.  On the Closing Date, the Borrower shall have a minimum of 3,000,000 authorized and unreserved shares of Common Stock (after accounting for all outstanding shares, all options, warrants, convertible securities and other purchase rights, and all option plans) to satisfy conversion and exercise rights under the Warrants and the Term Loans.

          Section 4.04.  Payoff and Release Letters.  The Borrower shall have received, and shall have delivered to the Lender, (a) a payoff and release letter signed by the Existing Lender, in form and substance satisfactory to the Lender, (i) confirming the amount required to be paid to the Existing Lender on the Closing Date in order to pay all of the Borrower’s and its Subsidiaries’ obligations to the Existing Lender, (ii) affirming that, upon receipt of such amount on the Closing Date, all liens, encumbrances and security interests held by the Existing Lender shall be terminated and released, and all collateral shall be released and retuned to the Borrower, and (iii) authorizing the filing, upon receipt of such amount on the Closing Date, of termination statements in respect of all lien filings against the Borrower and/or the Subsidiaries in respect of such liens, encumbrances and security interests of the Existing Lender, and (b) similar letters from Fortress Credit Corp. (in respect of Gupta) and the holders of any and all other secured Indebtedness (other than Permitted Indebtedness) of the Borrower and/or the Subsidiaries.  The Borrower shall pay such amounts to such creditors on the Closing Date out of the proceeds of the Term Loans and, if applicable, the initial Advance.

          Section 4.05.  Related Transactions; Seller Consent.  The Borrower shall have delivered to the Lender a certified copy of the Acquisition Agreement (as amended), all disclosure schedules related thereto, and all material closing documents relating the Related Transactions;  all conditions precedent to the consummation of the Related Transactions (except for completing the financing therefore) shall have been satisfied, or shall have been waived with the written consent of the Lender (which consent shall not be unreasonably withheld or delayed); the Related Transactions shall, upon the funding of the initial Loans hereunder, be consummated in accordance with the terms of the Acquisition Agreement (subject to any restructuring or other material amendment consented to in writing by the Lender); and the Borrower shall have delivered to the Lender a Seller Consent in form and substance satisfactory to the Lender.

          Section 4.06.  Legal Opinion.  The Lender shall have received the favorable written opinion of DLA Piper US LLP, counsel for the Borrower and the Subsidiaries, dated the Closing Date, satisfactory to the Lender and its counsel in scope and substance.

          Section 4.07.  Interest, Fees and Reimbursements.  The Borrower shall have paid the Closing Fee, the initial Monitoring Fee, and the initial three (3) months of interest in respect of the Term Loans, and shall have paid or reimbursed the Lender for its reasonable out-of-pocket costs, charges and expenses incurred to the Closing Date; and in connection herewith, the Borrower hereby irrevocably authorizes the Lender to charge such amounts as Advances to the Borrower’s revolving credit loan account.  Failure of the Lender to effect any such charge shall not excuse the Borrower from its obligation to pay such amounts.

          Section 4.08.  Further Matters.  All legal matters, and the form and substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

          Section 4.09.  No Default.  No Default or Event of Default shall have occurred and be continuing.

          B.          The obligation of the Lender to make any Advances subsequent to the Closing Date is subject to (a) the representations and warranties set forth in Article III and in the other Loan Documents being true and correct in all material respects (except that, to the extent that any representation or warranty is already qualified by concepts of materiality and/or Material Adverse Effect, then such representations and warranties shall be true and correct in all respects) on and as of the subject Borrowing Date, (b) the Lender’s receipt of a current Borrowing Base report in conformity with Section 5.04(e) hereof, (c) the execution and delivery of such further Security Documents as the Lender may have reasonably requested pursuant to the Security Documents theretofore executed and delivered, and (d) there being no continuing Default or Event of Default.

V.	AFFIRMATIVE COVENANTS

          The Borrower hereby covenants and agrees that, from the date hereof and until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

          Section 5.01.  Corporate and Insurance.  Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, rights, licenses, permits and franchises, (b) comply with the Loan Documents and any other agreements and instruments executed and delivered hereunder and thereunder (to the extent a party thereto), (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, and public liability insurance covering claims for personal injury, death or property damage) as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations, as well as all such other insurance as is required by the Collateral Agreement, each of which policies (other than workers compensation) shall be issued by a financially sound and reputable insurer reasonably satisfactory to the Lender and shall name the Lender as loss payee and additional insured as its interest appears and provide for the Lender to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (e) comply with all material Contracts and material obligations to which it is a party or by which it is bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Law (including, without limitation, Environmental Laws) material to its Business Operations, and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued.  The Borrower will provide to the Lender a certificate of the foregoing insurance, promptly upon request.

          Section 5.02.  Payment of Taxes.  File, pay and discharge, or cause to be paid and discharged, all material taxes, assessments and governmental charges or levies imposed upon the Borrower and/or any Subsidiary or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower’s or such Subsidiary’s property shall be seized or sold in satisfaction thereof.

          Section 5.03.  Notices.  Give prompt written notice to the Lender of (a) the filing by the Borrower of any SEC Reports, (b) any proceedings instituted against the Borrower or any Subsidiary in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (c) the occurrence of any material casualty to any Collateral, any Material Adverse Effect, or any Default or Event of Default, and the action that the Borrower has taken, is taking, or proposes to take with respect thereto.

          Section 5.04.  Periodic Reports.  Furnish to the Lender:

                    (a)          Within ninety (90) calendar days after the end of each Fiscal Year, consolidated balance sheets, and consolidated and consolidating statements of income, statements of stockholders’ equity, and statements of cash flows of the Borrower and its Subsidiaries, together with footnotes and supporting schedules thereto, certified (as to the consolidated statements) by Grant Thornton or alternative independent certified public accountants with similar qualifications and expertise as selected by the Borrower, showing the financial condition of the Borrower and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Borrower and its Subsidiaries during such Fiscal Year;

                    (b)          Within thirty (30) calendar days after the end of each calendar month (forty-five (45) calendar days in the case of the end of a fiscal quarter), consolidated (and, if specifically requested by the Lender reasonably in advance, but not more frequently than quarterly, consolidating) unaudited balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries, together with supporting schedules thereto, prepared by the Borrower and certified by the Borrower’s Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments;

                    (c)          Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate on behalf of the Borrower (signed by the Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Borrower), certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

                    (d)          On or prior to the twenty-fifth (25th) calendar day of each calendar month (or more frequently if so requested by the Lender for good reason), a detailed calculation of the Borrowing Base as of the close of the immediately preceding calendar month, in form and substance, and with supporting documentation; (including, without limitation, receivables and payables agings as of the close of the immediately preceding calendar month) as may reasonably be required by the Lender;

                    (e)          As soon as approved by the Borrower’s Board of Directors (but in any event not later than thirty (30) days after the beginning of each Fiscal Year), a budget and operating plan (on a month-by-month basis) for such Fiscal Year, in such detail as may reasonably be required by the Lender;

                    (f)          As and when distributed to the Borrower’s stockholders, copies of all proxy materials, reports and other information which the Borrower provides to its stockholders; and as and when distributed to any other holders of Indebtedness of the Borrower or the Subsidiaries, copies of all reports, statements and other information provided to such lenders; and

                    (g)          Promptly, from time to time, such other information (including, without limitation, receivables and payables agings, and sales reports) regarding the Borrower’s or any Subsidiary’s operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

To the extent that the financial statements required by Sections 5.04(a) and 5.04(b) are contained in any SEC Reports filed by the Borrower within the required time period for the delivery of such financial statements, then the Borrower shall be deemed to have complied with the subject financial statement delivery by notifying the Lender of the filing of the subject SEC Report.

To the extent that any report or other delivery required under this Section 5.04 or elsewhere in this Agreement will, at the time of anticipated delivery to the Lender, contain any material non-public information, the Borrower will notify the Lender thereof as promptly as practicable prior to the delivery of such report (but without disclosing the specific items of material non-public information or the nature thereof), and if so requested by the Lender prior to the required date of the information delivery hereunder, the Borrower shall (x) if reasonably practicable, redact such material non-public information from the subject report prior to the delivery thereof to the Lender, or (y) defer delivery of such report until such time as the Borrower has made public disclosure of the subject material information or the Lender has affirmatively requested delivery of such report.  Absent timely request by the Lender as aforesaid, the Borrower shall make the required delivery to the Lender on a timely basis.

          Section 5.05.  Books and Records; Inspection.  Maintain centralized books and records regarding all of the Business Operations at the Borrower’s principal place of business, and permit agents or representatives of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrower’s and its Subsidiaries’ various books and records, to make copies, abstracts and/or reproductions thereof, and to discuss the business and affairs of the Borrower and the Subsidiaries with the management of the Borrower.

          Section 5.06.  Accounting.  Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP and Regulation S-X promulgated under the Act.

          Section 5.07.  Reimbursements.  Pay or reimburse the Lender or other appropriate Persons on demand (after permitting the Borrower to review same) for all reasonable costs, expenses and other charges incurred or payable from time to time in connection with the transactions contemplated by this Agreement, any waivers or amendments in respect of any Loan Documents, and any “workout” or enforcement action, including but not limited to any and all search fees, recording fees, costs of inspections and legal and accounting fees.

          Section 5.08.  Environmental Response.  In the event of any material discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by the Borrower or any Subsidiary on any Real Property owned or leased by the Borrower or any Subsidiary, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrower shall promptly: (a) notify the Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

          Section 5.09.  Management.  Cause Todd E. Wille to continue to be employed or to function as the chief executive officer of the Borrower, and Steven Bonham to be employed or to function as the chief financial officer of the Borrower, unless a successor is appointed within one hundred eighty (180) days after the termination of such individual’s employment, and such successor is reasonably satisfactory to the Lender; provided, however, that such Lender approval shall not be required from and after such time as the principal balance of the Term Loans is reduced to less than $2,000,000.

          Section 5.10.  Use of Proceeds.  Cause all proceeds of the Loans to be utilized solely in the manner and for the purposes set forth in Section 2.04 hereof.

          Section 5.11.  Future Subsidiaries.  At any time and from time to time when the Borrower or any of its Domestic Subsidiaries proposes to form or acquire any Domestic Subsidiary subsequent to the Closing Date, the Borrower shall give written notice thereof to the Lender reasonably in advance of the formation or acquisition of such Domestic Subsidiary, providing information therefor of the type called for in Schedule 3.02 of the Disclosure Schedule; and contemporaneously with the formation or acquisition of such new Domestic Subsidiary, the Borrower shall cause such new Domestic Subsidiary to execute and deliver (a) a guaranty agreement in substantially the form of the Guaranty Agreement (or a joinder agreement with respect to the existing Guaranty Agreement in form and substance reasonably satisfactory to the Lender), and (b) a Collateral Agreement (with completed perfection certificate and other appropriate Security Documents) in substantially the form of the Collateral Agreement as currently in place (or a joinder agreement with respect to the existing Collateral Agreement in form and substance reasonably satisfactory to the Lender) and other Security Documents as reasonably requested by the Lender.

          Section 5.12.  Landlord Waivers.  To the extent requested by the Lender from time to time subsequent to the Closing Date, the Borrower and the Subsidiaries shall use their commercially reasonable efforts to obtain any and all landlord waivers and/or access agreements requested by the Lender, in form and substance reasonably satisfactory to the Lender.

          Section 5.13.  Authorized Shares.  To the extent that, on the date of this Agreement, the Borrower has an insufficient number of authorized and unreserved shares of Common Stock (after accounting for all outstanding shares, all options, warrants, convertible securities and other purchase rights, and all option plans) to satisfy the conversion and exercise rights under the Term Notes and the Warrants, the Borrower shall use its commercially reasonable efforts to create additional available shares of Common Stock sufficient to satisfy such conversion and exercise rights, including through restructuring the Related Transactions and other transactions to reduce or eliminate requirements to issue Common Stock.  To the extent that such efforts fail to free up the required shares of authorized Common Stock, the Borrower shall, subsequent to the Closing Date, use all good faith efforts to seek approval of a sufficient increase in its authorized Common Stock at the next stockholder meeting called or held subsequent to the Closing Date; provided, that if such increase is not approved at such stockholder meeting, the Borrower shall continue to use all good faith efforts to obtain such approval as promptly as practicable.  Pending any required increase in the authorized Common Stock, (a) the available shares of authorized Common Stock shall be reserved first for the exercise rights under the Warrants, next to the conversion rights under the Tranche 1 Term Note, next to the conversion rights under the Tranche 2 Term Note, and finally to the conversion rights under the Tranche 3 Term Note, (b) no shares of Common Stock shall hereafter be reserved for any other purpose, and (c) the Borrower shall not grant or issue options, warrants, convertible securities or other purchase rights (other than the Term Notes and the Warrants) for more than 475,000 shares of Common Stock.  Upon stockholder approval of any such required increase, the Borrower shall promptly file a certificate of amendment of its certificate of incorporation to give effect to such increase.

VI.	NEGATIVE COVENANTS

          The Borrower hereby covenants and agrees that, until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

          Section 6.01.  Indebtedness.  Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than:

                    (a)          Indebtedness to the Lender pursuant to the Loan Documents;

                    (b)          liabilities with respect to trade obligations, accounts payable, advances, royalty or other similar payments, operating leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower or the subject Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the subject Subsidiary has set aside on its books adequate reserves therefor;

                    (c)          Indebtedness existing on the date of this Agreement and reflected in the Financial Statements or the footnotes thereto or owed to those Persons, in those amounts and having those maturities as set forth in Schedule 3.01 of the Disclosure Schedule;

                    (d)          Capitalized Leases reflected in the Financial Statements, and Capitalized Leases hereafter entered into by the Borrower or its Subsidiaries;

                    (e)          purchase money Indebtedness incurred in connection with the Borrower’s or its Subsidiaries’ acquisition of capital assets;

                    (f)          Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender in its sole and absolute discretion;

                    (g)          intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries;

                    (h)          Guarantees to the extent permitted pursuant to Section 6.03 below; and

                    (i)          other unsecured Indebtedness not otherwise permitted by this Agreement in an aggregate amount not to exceed $100,000 at any time outstanding.

          Section 6.02.  Liens.  Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                    (a)          subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the subject Subsidiary shall have set aside on its books adequate reserves;

                    (b)          deposits under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of money borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                    (c)          statutory Liens of landlords and Liens imposed by law, such as, carriers’, warehousemen’s, materialmen’s or mechanics’ liens, incurred by the Borrower or any Subsidiary in good faith in the ordinary course of business and discharged promptly after same are incurred; fully bonded Liens arising out of a judgment or award against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured; and Liens arising out of a judgment or award against the Borrower or any Subsidiary which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage;

                    (d)          other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01(d) and/or Section 6.01(e) above, provided that such Liens do not extend to any assets or property other than the specific assets or properties acquired pursuant to such permitted Indebtedness;

                    (e)          encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of Real Property, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries;

                    (f)          Liens in existence on the date of this Agreement, as set forth on Schedule 6.02 of the Disclosure Schedule;

                    (g)          Liens arising out of judgments or awards (i) which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage, or (ii) with respect to which the Borrower or the subject Subsidiary shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

                    (h)          Liens in favor of the Lender; and

                    (i)          extensions, renewals or replacements of any Lien referred to in clauses (a) through (f) above, provided that same shall not effect any increase in any principal amount secured thereby.

          Section 6.03.  Guarantees.  Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, and (b) guarantees by the Borrower of obligations of Wholly-Owned Subsidiaries in the ordinary course of business.

          Section 6.04.  Sales of Assets and Management.  (a) Sell, lease, transfer, encumber or otherwise dispose of any of the Borrower’s or any Subsidiary’s properties, assets, rights, licenses or franchises other than (i) sales of inventory in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, or (iii) the disposition of surplus or obsolete personal properties in the ordinary course of business, or (b) permit any Affiliate of the Borrower (other than a Subsidiary which is a party to the Collateral Agreement) to own or obtain any patent, patent application, copyright, copyright application, trademark, trademark application, license, or other intangible asset relating to the Business Operations except in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

          Section 6.05.  Sale-Leaseback.  Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

          Section 6.06.  Investments; Acquisitions.  Make any Investment in, or otherwise acquire or hold securities (including, without limitation, capital stock and evidences of Indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), except:

                    (a)          existing Investments in Arrango Software International, Inc. and Unify Japan KK, provided that no new Investment shall be made in either such Person after the date of this Agreement;

                    (b)          Investments in Wholly-Owned Subsidiaries which have complied with the requirements of Section 5.11 hereof;

                    (c)          advances (to the extent permitted by Applicable Law, including federal securities laws) to employees of the Borrower or any Wholly-Owned Subsidiaries for normal business expenses not to exceed at any time $15,000 in the aggregate;

                    (d)          Investments of excess cash generated in the Business Operations in Cash Equivalents;

                    (e)          Investments of cash in overnight deposits or other customary cash management Investments with commercial banks or in commercial paper satisfying the criteria for such banks or commercial paper as set forth in the definition of Cash Equivalents; and

                    (f)          other Investments not otherwise permitted by this Agreement in an aggregate amount not to exceed $100,000.

          Section 6.07.  Corporate Form; Acquisitions.  Except for the Related Transactions, dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower or any Subsidiary to, or acquire all or substantially all of the securities, assets or properties of, any other Person, except for (a) consolidations of a Subsidiary with a Wholly-Owned Subsidiary; (b) mergers of a Wholly-Owned Subsidiary into the Borrower or into a Wholly-Owned Subsidiary; or (c) sales to the Borrower or another Subsidiary  for fair value.

          Section 6.08.  Dividends and Redemptions.  Directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the capital stock or other equity securities of the Borrower or any other Person, or directly or indirectly redeem, purchase or otherwise acquire for consideration any securities or shares of the capital stock or other equity securities of the Borrower or any other Person; provided, that this Section 6.08 shall not be deemed to prohibit the payment of dividends or distributions by any Subsidiary to the Borrower or to any other direct or indirect Wholly-Owned Subsidiary.

          Section 6.09.  Compensation.  Directly or indirectly pay any compensation of any types or in any amounts to any executive officers of the Borrower except (a) in accordance with the employment agreements between the Borrower and such executive officers as in effect on the Closing Date, (b) in accordance with the compensation levels disclosed in Schedule 6.09 of the Disclosure Schedule, or (c) as otherwise approved by the independent Compensation Committee of the Board of Directors of the Borrower but in no case in any amount or amounts which would cause or reasonably be expected to cause a Material Adverse Effect.

          Section 6.10.  Change of Business.  Directly or indirectly: (a) engage in a business materially different from the general nature of the Business Operations (i) as now being conducted, or (ii) as the same may hereafter be reasonably expanded from time to time in like areas of business; (b) wind up the Business Operations or cease substantially all of its normal Business Operations for a period in excess of ten (10) consecutive days; or (c) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ten (10) consecutive days.

          Section 6.11.  Receivables.  Sell or assign in any way any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary with or without recourse, except for collections (including endorsements) in the ordinary course of business.

          Section 6.12.  Certain Amendments.  Agree, consent, permit or otherwise undertake to amend any of the terms or provisions of the Borrower’s or any Subsidiary’s Organic Documents, or the Acquisition Agreement, in a manner which may impair in any respect any of the Lender’s rights under any of the Loan Documents.

          Section 6.13.  Affiliate Transactions.  Enter into any Contract, agreement or transaction with any Affiliate of the Borrower except (a) as disclosed in Schedule 6.13 of the Disclosure Schedule, (b) for intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between any Wholly-Owned Subsidiaries, or (c) in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

          Section 6.14.  Fiscal Year.  Amend its Fiscal Year.

          Section 6.15.  Subordinated Debt.  Prepay, redeem or purchase any Subordinated Debt.

VII.	DEFAULTS

          Section 7.01.  Events of Default.  Each of the following events is herein, and in the Notes, sometimes referred to as an Event of Default:

                    (a)          if any representation or warranty made herein or in any other Loan Document, or in any certificate, financial statement, Borrowing Base report, instrument or other written statement furnished by the Borrower or any Subsidiary in connection with this Agreement or any of the borrowings hereunder, shall (subject only to any changes occurring in the ordinary course of the Business Operations that do not and are not reasonably likely to have a Material Adverse Effect) be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

                    (b)          any default in the payment of any principal or interest under any of the Notes or any other Obligations when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days;

                    (c)          any default in the due observance or performance of any covenant, condition or agreement contained in any Section of Article VI hereof, which, if capable of being cured, is not fully cured within thirty (30) days after the occurrence thereof;

                    (d)          any default in the due observance or performance of any covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms hereof or any other Loan Document and not addressed in Sections 7.01(a), (b) or (c), and the continuance of such default unremedied for a period of thirty (30) days (five (5) Business Days in the case of Section 5.01(d) hereof) after written notice thereof to the Borrower, or such other cure period as may be provided in the applicable Loan Document;

                    (e)          any default with respect to any Indebtedness for money borrowed of the Borrower or any of the Subsidiaries (other than to the Lender) in an amount in excess of $50,000, if the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness for money borrowed or to cause such Indebtedness for money borrowed to become due prior to the stated maturity thereof;

                    (f)          if the Borrower or any Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                    (g)          if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

                    (h)          if final judgment(s) for the payment of money in an uninsured amount in excess of $50,000 individually or in the aggregate shall be rendered against the Borrower and/or any Subsidiary, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

                    (i)          the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $50,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

                    (j)          if any Lien purported to be created by any Security Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties covered thereby, or the Borrower or any Subsidiary shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

                    (k)          if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

                    (l)          if the Common Stock shall not be listed or traded on any national securities exchange, or shall cease to be actively quoted on the OTC Bulletin Board, for any period in excess of thirty (30) consecutive days; or

                    (m)          if the Borrower or any Subsidiary shall be convicted of any criminal offense; or

                    (n)          the occurrence of a Material Adverse Effect.

          Section 7.02.  Remedies.  Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Obligations, shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7.01(g) hereof, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest and other charges, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations, shall bear interest at the default rate of interest provided in the Notes, (c) the Lender may file suit against the Borrower on the Notes and against the Borrower and the Subsidiaries under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets, or other such requirement), and (e) the Revolving

Credit Commitment shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7/01(g) hereof, the occurrence of which shall automatically effect termination, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic termination), be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

VIII.	PARTICIPATING LENDERS; ASSIGNMENT.

          Section 8.01.  Participations.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer, assign or grant participating interests in the Loans as the Lender shall in its sole discretion determine, to such other Persons (the “Participants”) as the Lender may determine.  Upon any such transfer, assignment or granting of participating interests, the Participants shall be deemed to be included within the term “Lender” for all purposes of this Agreement, subject to such agreements and arrangements as the Lender and the Participants may agree upon. Notwithstanding the granting of any such participating interests: (a) the Borrower shall look solely to the Lender for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrower shall at all times have the right to rely upon any waivers or consents signed by the Lender as being binding upon all of the Participants, and (c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and the Lender (exclusive of Participants) hereunder.

          Section 8.02.  Transfer.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer and assign all or any portion of its interest in this Agreement, the Notes and the other Loan Documents to any Person (an “Assignee Lender”) as the Lender may determine.  Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed (to the extent of the interest assigned) to the rights and obligations of the Lender for all purposes of this Agreement.  In the event of any transfer and assignment of the Lender’s entire interest in this Agreement, the Notes and the Security Documents, the Lender shall be replaced by the Assignee Lender as “Secured Party” under the Collateral Agreement and all other Security Documents.

IX.	MISCELLANEOUS

          Section 9.01.  Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect for so long as the Notes or any other Obligations are outstanding and unpaid or the Revolving Credit Commitment remains outstanding.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.

          Section 9.02.  Indemnification.  The Borrower shall indemnify the Lender and its directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Loans made by the Lender to the Borrower; (b) this Agreement, the ownership and operation of the Borrower’s and any Subsidiary’s assets, including all Real Properties and improvements or any Contract, the performance by the Borrower or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; (c) any finder’s fee, brokerage commission of other such obligation payable or alleged to be payable in respect of the transactions contemplated by this Agreement which arises or is alleged to arise from any agreement, action or conduct of the Borrower or any of its Affiliates, and/or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Lender or its directors, officers, managers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any unexcused breach by the Lender of any of its obligations under this Agreement, (ii) the willful misconduct or gross negligence of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) the breach of any commitment or legal obligation of the Lender to any Person other than the Borrower or its Affiliates, provided that such breach is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction.  The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Loans, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by the Borrower or any Subsidiary in any Loan Document.  All amounts due under this Section 9.02 shall be payable on written demand therefor.

          Section 9.03.  Governing Law.  This Agreement and the other Loan Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

          Section 9.04.  Waiver and Amendment.  Neither any modification or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and all parties to such Loan Document, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.  No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 9.05.  Reservation of Remedies.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

          Section 9.06.  Notices.  All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

If to the Lender:

ComVest Capital LLC
One North Clematis, Suite 300
West Palm Beach, FL 33401
Attention: Chief Financial Officer
Telecopier: (212) 829-5986

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Shahe Sinanian, Esq.
Telecopier: (212) 801-6400

If to the Borrower:

Unify Corporation
2101 Arena Blvd., Suite 100
Sacramento, California 95834
Attention: Chief Financial Officer
Telecopier: (916) 928-6408

with a copy to:

DLA Piper US LLP
400 Capitol Mall, Suite 2400
Sacramento, California 95814
Attention: Kevin A. Coyle, Esq.
Telecopier: (916) 930-3201

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the telegraph company or overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a telecopier number designated by such addressee.

          Section 9.07.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

          Section 9.08.  Consent to Jurisdiction; Waiver of Jury Trial.  The Borrower hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other Loan Document, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrower’s or any Subsidiary’s obligations hereunder or thereunder.  The Borrower hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Borrower from pursuing any such claims by means of separate proceedings.  THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Lender may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.

          Section 9.09.  Certain Waivers.  The Borrower and the Lender each hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, or any breach hereof or thereof.

          Section 9.10.  Severability.  If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

          Section 9.11.  Captions.  The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

          Section 9.12.  Sole and Entire Agreement.  This Agreement, the Notes, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

          Section 9.13.  Confidentiality.  The Lender shall not disclose any Confidential Information to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Lender, (c) to bank examiners, auditors, accountants or, if required by law, any regulatory authority, (d) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors and counsel) of the Lender, (e) in connection with any litigation which relates to this Agreement to which the Lender is a party, (f) to a subsidiary or Affiliate of the Lender, or (g) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 9.13, and further provided, that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower.  The obligations of the Lender under this Section 9.13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing previously signed and delivered by the Lender to the Borrower.

          Section 9.14.  Counterparts; Fax Signatures.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by fax signatures, each of which shall be fully binding on the signing party.

          Section 9.15.  Short Selling.  So long as ComVest Capital LLC and/or any of its Affiliates is the holder of any of the Notes, any of the Warrants and/or any shares of Common Stock acquired upon conversion of any of the Term Notes or exercise of any of the Warrants, ComVest Capital LLC and its Affiliates shall not engage in any uncovered short sales of Common Stock (provided that, for purposes of this Section 9.15, the sale of or commitment to sell shares which may be acquired by ComVest Capital LLC from the conversion of Term Notes or the exercise of Warrants shall not be deemed to be an uncovered short sale).

[The remainder of this page is intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer as of the day and year first written above.

COMVEST CAPITAL LLC

By:	/s/ Larry E. Lenig, Jr.

Name:	Larry E. Lenig, Jr.
Title:	Senior Partner/Portfolio Manager

UNIFY CORPORATION

By:	/s/ Todd E. Wille

Name:	Todd E. Wille
Title:	President and CEO